UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CITADEL SECURITY SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Citadel Security Software Inc.
Two Lincoln Centre, Suite 1600
5420 LBJ Freeway
Dallas, Texas 75240
214-520-9292

CITADEL SECURITY SOFTWARE INC.

June 15, 2006

To the Stockholders of Citadel Security Software Inc.:

We will hold our Annual Meeting of Stockholders on Thursday, July 27, 2006 at 9:00 a.m., Dallas, Time, at the Company’s offices at Two Lincoln Centre, Suite 1600, 5420 LBJ Freeway, Dallas, Texas. The business to be conducted at the meeting is to vote on proposals to:

1.                                       Elect two members of the Board of Directors as class 2 directors for a term expiring at our 2009 annual shareholders meeting;

2.                                       Ratify the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                                       Consider any other matters that may properly be brought before the meeting.

Details are more fully described in the accompanying Notice of Annual Meeting of Stockholders and in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by returning your proxy card, or over the Internet or by telephone if available. The proxy statement explains more about proxy voting. Please read it carefully.

Thank you for your continued support of our company.

Sincerely,

Steven B. Solomon

Chairman of the Board of Directors,
President and Chief Executive Officer

CITADEL SECURITY SOFTWARE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, July 27, 2006

Time:	9:00 a.m. Dallas time (registration will begin at 8:30 a.m.)

Place:	Two Lincoln Centre, Suite 1600
5420 LBJ Freeway
Dallas, Texas

At the meeting you will be asked to:

1.                                       Elect two members of the Board of Directors as class 2 directors for a term expiring at our 2009 annual shareholders meeting;

2.                                       Ratify the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                                       Consider any other matters that may properly be brought before the meeting.

By order of the Board of Directors,

Steven B. Solomon

Chairman of the Board of Directors,
President and Chief Executive Officer and Secretary

Dallas, Texas
June 15, 2006

Please vote by telephone or by using the Internet, if available, as instructed in the proxy card, or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF CITADEL SECURITY SOFTWARE INC.
to be held on July 27, 2006

(solicited on behalf of the Board of Directors of Citadel Security Software Inc.)

Information concerning solicitation and voting

Your vote is very important. For this reason, your Board of Directors (the “Board”) is requesting that you permit your common stock to be represented at the Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This proxy statement and proxy card were mailed to stockholders by Citadel beginning on or about June 15, 2006. Citadel’s principal executive offices are located at Two Lincoln Centre, Suite 1600, 5420 LBJ Freeway, Dallas, Texas 75240. Citadel’s main telephone number is (214) 520-9292. In this proxy statement Citadel Security Software Inc. is referred to as “the Company,” “Citadel” and “we.”

General information about the meeting

Who may vote

You may vote your Citadel common stock if our records show that you owned your shares on June 5, 2006. At the close of business on April 28, 2006, there were 30,518,230 shares of Citadel common stock outstanding and eligible to vote. You may cast one vote for each share of common stock held by you on all matters presented. Please see “Vote required” at the end of each Proposal below for further explanation.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet, if available, or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner.

The affirmative vote of a plurality of the shares outstanding and entitled to vote as of the Record Date is required to elect two Class 2 directors, and the affirmative vote of a majority of the shares outstanding and entitled to vote as of the Record Date is required to ratify the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on these proposals.

Votes needed to hold the meeting

The Annual Meeting will be held if a majority of Citadel’s outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•       are present and vote in person at the meeting; or

•       have properly submitted a proxy card or voted by telephone or by using the Internet, if available.

Matters to be voted on at the meeting

The following proposals will be presented for your consideration at the meeting:

1.                                       Elect two members of the Board of Directors as class 2 directors for a term expiring at our 2009 annual shareholders meeting;

2.                                       Ratify the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                                       Any other matters that may properly be brought before the meeting.

Voting recommendations

Our Board recommends that you vote:

•                  “FOR” the election of the nominees to the Board;

•                  “FOR” ratification of the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Attending the meeting

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy submitted prior to the meeting will be counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See also “General information about the meeting—Voting your proxy” above for further instructions.

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2006.

Delivery of voting materials to stockholders sharing an address

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Citadel stock account, we are delivering only one set of the proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

How to obtain a separate set of voting materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (214) 520-9292 or by writing us at: Citadel Security Software Inc., Two Lincoln Centre, Suite 1600, 5420 LBJ Freeway, Dallas, Texas 75240; Attn: Investor Relations.

General

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

As of April 28, 2006, there were approximately 658 holders of record of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

We have five members on our Board, which is classified into three classes. At our 2004 Annual Meeting of Stockholders, the stockholders elected Chris A. Economou to serve as our Class 1 Director to hold office until our 2005 Annual Meeting, Joe M. Allbaugh to serve as our Class 2 Director to hold office until our 2006 Annual Meeting of Stockholders, and Steven B. Solomon and Major General (Ret.) John Leide to serve as our Class 3 Directors, to hold office until our 2007 Annual Meeting of Stockholders, in each case until the election of their respective successors. Mr. Economou was elected to serve an additional three year term at our 2005 Annual Meeting of Stockholders and Mark Rogers was appointed to serve as a Class 2 Director in July 2005, to serve for a one year term until this 2006 Annual Meeting. Accordingly, at this Annual Meeting, two directors are to be elected as the Company’s Class 2 directors to serve for a three year term. The following persons have been nominated for election at the Annual Meeting to serve as members of the Board:

Nominees	If Elected, Term as Directors Will Expire
Joe M. Allbaugh	2009
Mark Rogers	2009

Four of our current directors are independent directors, as defined by the Nasdaq Capital Market listing standards. The independent members of the Board of Directors, performing the functions of a Nominating Committee, consisting solely of independent directors as determined under the rules of the Nasdaq Capital Market, recommended the directors set forth in Proposal 1 for nomination by our full Board. Based on that recommendation, our Board nominated such directors for election at the Annual Meeting.

Although we know of no reason why the nominees would not be able to serve, if the nominees are unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominees proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The nominees are currently directors and have agreed to be named in this proxy statement and to serve if elected. Unless set forth below, each of the nominees has been engaged in his principal occupation for at least the past five years. The age indicated and other information in the nominee’s biography is as of April 28, 2006.

Vote required

Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. The proxy holders intend to vote the shares represented by proxies to elect the nominees to the Board to the Class as set forth in Proposal 1.

Board recommendation

The Board recommends that you vote “FOR” the nominees to the Board set forth in this Proposal 1.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Directors and Director Nominees

The following sets forth the names of our directors at April 28, 2006, their principal occupations and the year in which each current director of Citadel initially joined the Board of Directors and the year in which their term as director expires.

			DIRECTOR	TERM
NAME	AGE	POSITION WITH COMPANY	SINCE	EXPIRES

Steven B. Solomon	41	Chairman of the Board, President, Chief Executive Officer, Secretary	1996	2007

Major General (Ret) John Leide	68	Director	2001	2007

Chris A. Economou	50	Director	2001	2008

Joe M. Allbaugh	53	Director	2003	2006	(1)

Mark Rogers	45	Director	2005	2006	(1)

(1)                                              If elected at the Annual Meeting, Mr. Allbaugh’s and Mr. Rogers' terms will expire in 2009.

STEVEN B. SOLOMON has served as a director and the President and Chief Executive Officer of Citadel since its formation in December 1996, as President and Chief Executive Officer of CT Holdings Enterprises, Inc. ("CT Holdings") since May 1997 and as a director of CT Holdings since February 1996. Until May 2004 Mr. Solomon served as a Director of Parago, Inc., an incubation venture of CT Holdings that is an application solution provider and Internet-based business process outsourcer that provides an on-line suite of promotional offerings designed to automate promotional management and optimize the customer care services offered by its clients, and he served as Chairman of the Board of Directors of Parago from January 1999 to April 2001, and Chief Executive Officer of Parago from January 1999 to August 2000. From February 1996 through April 1997, Mr. Solomon served as Chief Operating Officer of CT Holdings. Since May 2000, Mr. Solomon has also served as a director of River Logic, Inc., an incubation venture of CT Holdings that creates and operates integrated networks of decision support tools, elearning solutions and ecommerce capabilities designed to enable decision makers to leverage knowledge and information to gain competitive advantage.

MAJOR GENERAL (RET.) JOHN LEIDE has served as a director of Citadel Security Software since December 2001. His military career includes service in infantry, special operations, security and intelligence matters for more then 30 years, including four combat tours.  He served as Director of Intelligence, J-2, United States Central Command, and performed in that capacity during the Gulf War for General Schwarzkopf throughout Operations Desert Shield and Desert Storm.  During his final military position before retiring as an Army Major General in August 1995, General Leide was Director, National Military Intelligence Collection Center (NMICC), Director, Central MASINT (Measurements and Signatures) Office, and Director, Defense Human Intelligence Service (DHS), for the Department of Defense.  Upon retirement from the US Army in 1995, John was appointed president of the Global Information Technologies strategic business unit with Electronic Data Systems (EDS) and served in that position until 1997.  He then joined Avenue Technologies of Alexandria, Virginia, a defense and security information superiority company, where he serves as Executive Vice President from 1997 to 1999.  General Leide then assumed duties as President of Appenine Associates Ltd., an international defense and security services company from 1999 to 2003.  John also served as a Senior Executive Advisor to General

Dynamics Land Systems from 2000 to 2004.  He presently serves as senior consultant to a number of national and international intelligence and security companies and governmental agencies, in strategic, operational, tactical and security matters.  Major General Leide has been inducted into both the United States Military Intelligence Hall of Fame and the United States Defense Attaché Hall of Fame.

CHRIS A. ECONOMOU has served as a director of Citadel since November 2001 and as a director of CT Holdings Enterprises Inc. since February 1996, and as a director of LoneStar Hospitality Corp. from June 1993 until its merger with CT Holdings Enterprises Inc.. Mr. Economou has been engaged in the private practice of law in Fort Lauderdale, Florida, primarily in the transactional and corporate areas since 1981. Mr. Economou also served as a director of Parago during its incubation phase from January 1999 to February 2000.

JOE M. ALLBAUGH joined the Company as a director of Citadel in December 2003. Since March 2003, Mr. Allbaugh has served as President and CEO of The Allbaugh Company, LLC, a Washington, D.C. based corporate strategy and consulting firm with offices in Austin, Texas and Oklahoma City, Oklahoma. As the former Director of the Federal Emergency Management Agency (FEMA) from February 15, 2001 to March 1, 2003, Mr. Allbaugh managed an agency with 2,500 employees and an annual budget of $3 billion. After the 9/11 terrorist attacks on the World Trade Center, Pennsylvania and the Pentagon, Mr. Allbaugh played a critical role in coordinating the federal government’s response to the attacks, a response and recovery that exceeded $8.8 billion. He was also a member of the President’s Homeland Security Advisory Council. From January 1995 to July 1999, Mr. Allbaugh served as Chief of Staff to then-Governor George W. Bush. From July 1999 to December 2000 Mr. Allbaugh served as the National Campaign Manager for Bush-Cheney 2000 Inc. where he successfully organized and managed a $192 million presidential campaign.

MARK ROGERS has served as a director of the Company since July 2005. Mr. Rogers is the President of Alchemy Ventures, Inc., a firm that designs, structures and funds alternative investment products. He also advises start-up companies with strategy and financings including mergers and acquisitions. He has served as a director of CT Holdings since July 1996.

The Board of Directors consists of a majority of “independent directors” as such term is defined in the Nasdaq Stock Market Marketplace Rules. The Board of Directors has determined that Joe M. Allbaugh, Chris A. Economou, Major General (Ret.) John Leide and Mark Rogers are independent directors, based on representations from each such director that they meet the relevant Nasdaq and SEC definitions.

Classified Board of Directors

The current directors are divided into three classes with staggered three-year terms. As a result, a portion of our board of directors are elected each year. At each annual meeting of stockholders, a class of directors will be elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. Only our board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Meetings and Committees of the Board of Directors

During fiscal year 2005, there were 16 meetings of the Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms, with the exception of Joe M. Allbaugh. In addition, the Board took action by written consent nine times.

Citadel’s board of directors established three standing committees to assist in the discharge of its responsibilities. These committees include an audit committee composed exclusively of outside directors, Mr. Economou, General Leide and Mr. Rogers, an executive committee and a compensation committee. The executive committee has authority to act in place of the full board in matters delegated to it to the extent permitted under Delaware law. Messrs. Solomon and Economou serve as members of the executive committee. The executive committee did not meet or take action by written consent in 2005. Citadel’s board of directors may also establish such other committees as it deems appropriate, in accordance with applicable Delaware law and Citadel’s by-laws.

The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 2002 Stock Incentive Plan, as amended. The Compensation Committee met one time during fiscal year 2005, and at April 28, 2006 consisted of Messrs. Allbaugh, Economou and Leide, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules.

The Board does not have a nominating committee, as nominations are made by the independent members of the Board as a whole.

The Board seeks to identify qualified individuals to become board members and determine the composition of the Board and its committees. When considering a potential director candidate, the Board looks for personal and professional integrity, demonstrated ability and judgment and business experience. The Board will review and consider director nominees recommended by stockholders. There are no differences in the manner in which the Board evaluates director nominees based on whether the nominee is recommended by a shareholder.

The Company’s by-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the anniversary) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other stockholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected.

The Audit Committee meets with the Company’s financial management and independent registered public accounting firm and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters. The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company’s annual audit and annual financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results. The Audit Committee met five times during fiscal year 2005 and took action by written consent two times. The Audit Committee is required to have at least two members, each of whom must be “independent directors” as defined in the Marketplace Rules of the Nasdaq Stock Market. Messrs. Economou, Leide and Rogers are the current members of the Audit Committee. The Board has determined that Messrs. Economou, Leide and Rogers are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements. The Board has also determined that Messrs. Economou, Leide and Rogers each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

The Securities and Exchange Commission (“SEC”) has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “audit committee financial expert” serving on its audit committee. In addition, SEC regulations and Nasdaq listing standards require the Company to have financial expert on our Audit Committee. Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC, the Board of Directors believes that Mr. Rogers is as an audit committee financial expert.

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board. A copy of the written Audit Committee charter was attached as an exhibit to the proxy statement for Citadel’s 2004 annual shareholder meeting and is available on the Citadel’s website, www.citadel.com.

Corporate governance guidelines

The Board has adopted corporate governance guidelines. The guidelines govern, among other things, Board member responsibilities, committee composition and charters. A copy of the corporate governance guidelines may be found at www.citadel.com.

Information Regarding Executive Officers

Listed below is certain information concerning individuals who serve as executive officers of Citadel.

NAME	AGE	POSITION WITH CITADEL	EMPLOYED SINCE

Steven B. Solomon	41	President, Chief Executive Officer, Secretary	1996

Richard Connelly	54	Chief Financial Officer	2002

Carl Banzhof	38	Chief Technology Officer	1996

Robert Humphrey	47	Executive Vice President – Chief Marketing Officer	2005

David Helffrich	47	Executive Vice President - Development	2004

Randy Schirman	44	Executive Vice President - Sales	2005

Robert B. Dix, Jr.	53	Executive Vice President - Government Affairs & Corporate Development	2004

STEVEN B. SOLOMON has served as a director and the President and Chief Executive Officer of Citadel since its formation in December 1996, as President and Chief Executive Officer of CT Holdings since May 1997 and as a director of CT Holdings since February 1996. Until May 2004 Mr. Solomon served as a Director of Parago, Inc., an incubation venture of CT Holdings that is an application solution provider and Internet-based business process outsourcer that provides an on-line suite of promotional offerings designed to automate promotional management and optimize the customer care services offered by its clients, and he served as Chairman of the Board of Directors of Parago from January 1999 to April 2001, and Chief Executive Officer of Parago from January 1999 to August 2000. From February 1996 through April 1997, Mr. Solomon served as Chief Operating Officer of CT Holdings. Since May 5, 2000 Mr. Solomon has also served as a director of River Logic, Inc., an incubation venture of CT Holdings that creates and operates integrated networks of decision support tools, elearning solutions and ecommerce capabilities designed to enable decision makers to leverage knowledge and information to gain competitive advantage.

RICHARD CONNELLY joined the Company in March 2002 and serves as Chief Financial Officer. Mr. Connelly also serves as Chief Financial Officer of CT Holdings. Mr. Connelly initially served as a financial consultant to Citadel and CT Holdings from January 2002 until March 2002. Prior to this, he served as Chief Financial Officer for several venture funded technology companies, including from February 2001 until December 2001 at ASSET InterTech, Inc., a boundary scan software tool developer; from September 1998 through November 2000 at JusticeLink, Inc., an ecommerce legal services provider; and from April 1997 through July 1998 at AnswerSoft, Inc., a developer of computer telephony software. From February 1987 through March 1997, Mr. Connelly served in various financial management capacities at Sterling Software Inc., an enterprise software development company, including Vice President Corporate Controller, Vice President Treasurer and Group Vice President Finance & Administration of Sterling’s Systems Management Group.

CARL E. BANZHOF has served as Chief Technology Officer of the Company since November 2001 and of CT Holdings since July 1997, prior to which he served as Vice President - Development of Network

Products since joining CT Holdings in February 1996. Mr. Banzhof has more than 17 years of experience in the software industry, including designing, developing and marketing software products, building software development teams and organizations and managing products in network management and PC desktop markets. He was the founding partner and Vice President of Software Engineering from 1992 to 1995 of Circuit Masters Software, Inc., a software company which developed and marketed network management utilities for Novell NetWare environments, and was acquired by CT Holdings in February 1996. During his career, Mr. Banzhof has held various technology positions with other companies including Fluor Daniel Engineers where he was responsible for network infrastructure, and software development on numerous projects. Mr. Banzhof currently sits on the board of OVAL, an industry consortium developing a common language for security experts to discuss and agree upon technical details about how to check for the presence of vulnerabilities on computer systems.

ROBERT HUMPHREY joined Citadel in February 2005 where he serves as Executive Vice President - Chief Marketing Officer. From October 2002 to February 2005 Mr. Humphrey was Co-Founder and Managing Partner of the Waterstreet Management Group, a strategic consulting and investment banking services firm. As CEO of OpenDesign, Inc. from July 2001 to September 2002 he directed the initial launch of the company. Humphrey was a Venture Partner with Insight Capital Partners from February 2000 to July 2001with responsibility for the firm’s portfolio of enterprise software companies. Humphrey spent five years with i2 Technologies, Inc. from February 1995 to January 2000 where he served as the chief marketing and business development executive responsible for overall marketing strategy and execution. Prior to 2000, Humphrey spent nine years with Unisys Corporation (formerly Burroughs Corporation) in a variety of sales and marketing roles.

DAVID HELFFRICH joined Citadel in February 2004 where he serves as Executive Vice President –Development. Mr. Helffrich has more than 20 years of experience in the software industry, including design and development responsibilities for application development tools for software developers, Server I/O products for Storage Area Networks, and quality monitoring and evaluation products for the Call Center market. Prior to Citadel, Mr. Helffrich served as Vice President of Development for etalk Corporation from April 2002. Before etalk, he was General Manager of the Server I/O business unit for Interphase Corporation from June 2000. From August 1984 to May 2000, Mr. Helffrich gained his knowledge and experience in software development while working in various technology positions at Texas Instruments in the TI Software Division (acquired by Sterling Software in July 1997), moving up to Vice President of Development for the Application Development Group of Sterling Software, a $750 million producer of software development tools for the application, storage, Internet, and federal markets.

RANDY SCHIRMAN joined Citadel in August 2005 as Executive Vice President of Sales. Mr. Schirman leads the company’s overall sales strategy for commercial business. Prior to joining Citadel, Mr. Schirman served as Vice President of Sales for DeepNines Technologies, a software company, from April 2004 until July 2005. Prior to DeepNines Technologies, Mr. Schirman was at NetScreen, a software company, from 2000 to 2004 as Vice President of Sales for the Provider Services market, where he managed one of the company’s sales divisions selling comprehensive security solutions to the airline, energy, federal, state and local government, media/communications, retail conglomerates, and telecommunications markets.

ROBERT B. DIX, JR. joined Citadel in December 2004 as executive vice president for government affairs and corporate development. Prior to joining the Company, Mr. Dix served during the 108th Congress as the Staff Director for the House Government Reform Subcommittee on Technology, Information Policy, Intergovernmental Relations and the Census from January 2003 until December 2004. In that role, Mr. Dix worked with Subcommittee Chairman Adam Putnam and Government Reform Committee Chairman Tom Davis on the federal government’s use of technology and the support of the President’s Management Agenda.  Mr. Dix worked on government-wide issues such as e-government, information sharing, and securing federal government computer networks and desktops against cyber attacks.  Previously Mr. Dix served the Congress as a Senior Professional Staff member to the House Oversight Subcommittee on the District of Columbia during the late 1990’s. Prior to joining the Technology Subcommittee, Mr. Dix served as the President and Chief Operating Officer for FedComp, Inc., a financial services sector software development firm headquartered in Northern Virginia from November 2000 until November 2002.  Mr. Dix also served as the President of SportsCombine, Inc., a Northern Virginia-based start-up technology company in the content management space from January 2000 until November 2000.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Company believes that during 2005 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct for all of our directors, officers and employees and a Code of Ethics for our CEO and Senior Financial Executives in March 2004. Stockholders may request a free copy of our Code of Business Conduct and Code of Ethics from:

Citadel Security Software, Inc.

Attention: Investor Relations

Two Lincoln Centre, Suite 1600

5420 LBJ Freeway

Dallas, Texas 75240

214/520-9292

To date, there have been no waivers under our Code of Business Conduct and Ethics. We will post any waivers, if and when granted, of our Code of Business Conduct and Ethics on our website at www.citadel.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of April 27, 2006, there were issued and outstanding approximately 30,518,230 shares of Common Stock, 15,000 shares of Series A Convertible Preferred Stock and 7,000 shares of Series B Convertible Preferred Stock. All shares of preferred stock are owned beneficially by entities affiliated with Satellite Asset Management, L.P. There is no other class of voting security of Citadel issued or outstanding. The following table sets forth the number of shares of Common Stock beneficially owned as of April 27, 2006, by (i) each person known to the Company to own more than 5% of the Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors, Named Executive Officers and other executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable within 60 days after April 27, 2006 are included as beneficially owned by the option holder or warrant holder. Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

	Shares of
	Common Stock
Name and Address	Number of Shares Beneficially Owned	Approximate Percent Of Class
Satellite Strategic Finance Associates, LLC(1)	10,094,925	25.8%
623 Fifth Avenue
20th Floor
New York, NY 10022

Satellite Strategic Finance Partners, Ltd(2)	4,956,239	14.0%
623 Fifth Avenue
20th Floor
New York, NY 10022

Steven B. Solomon(3)	6,096,499	17.8%

Richard Connelly(4)	539,250	1.7%

Chris A. Economou(5)	468,600	1.5%
150 North Federal Highway,
Suite 210
Fort Lauderdale, Florida 33301

Carl Banzhof(6)	413,000	1.3%

Major General (Ret) John Leide(7)	288,600	*
78 Clubhouse Drive
Palm Coast, Florida 32137

Joe M. Allbaugh(8)	275,000	*
101 Constitution Avenue, NW
Suite 525 East
Washington, DC 20001-2133

Robert Humphrey(9)	254,166	*

David Helffrich(10)	230,417	*

Mark Rogers(11)	230,375	*
751 Laurel St., #119
San Carlos, California 94070		*

All officers and directors as a group (11 people)(12)	8,945,906	24.2%

*                    Less than 1%

(1)             Includes 944,884 shares of common stock that are issuable upon the exercise of warrants, 5,000,000 shares that are issuable upon the conversion of Series A Convertible Preferred Stock and 1,503,226 shares that are issuable upon conversion of Series B Convertible Preferred Stock. Includes 1,200,000 shares that are exercisable on the warrant issued May 9, 2005 in exchange for the warrant issued February 10, 2004. The discretionary investment manager of Satellite Strategic Finance Associates, LLC is Satellite Asset Management, L.P. (“SAM”), and the controlling entity of SAM is Satellite Fund Management, LLC (“SFM”). Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin are the managing members of SFM and have sole voting and investment power over these shares. Messrs. Rosenblatt, Sonnino and Nechamkin disclaim beneficial ownership of these shares.

(2)             Includes 3,012,903 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 1,893,826 shares of common stock that are exercisable upon the exercise of warrants. The discretionary investment manager of Satellite Strategic Finance Partners, Ltd. is Satellite Asset Management, L.P. (“SAM”), and the controlling entity of SAM is Satellite Fund Management, LLC (“SFM”). Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin are the managing members of SFM and have sole voting and investment power over these shares. Messrs. Rosenblatt, Sonnino and Nechamkin disclaim beneficial ownership of these shares

(3)             Includes 3,650,000 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006.

(4)             Includes 425,000 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006, and 50,000 restricted shares of common stock which vest on the earlier of December 19, 2006 or upon a change of control.

(5)             Includes 262,500 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006.

(6)             Includes 362,500 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006 and 50,000 restricted shares of common stock which vest on the earlier of December 19, 2006 or upon a change of control. Includes 500 shares owned by his spouse.

(7)           Includes 262,500 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006.

(8)           Includes 200,000 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006.

(9)             Includes 183,333 shares of common stock that are issuable upon the exercise of vested options, 20,833 shares issuable pursuant to options exercisable within 60 days of April 27, 2006, and 50,000 restricted shares of common stock which vest on the earlier of December 19, 2006 or upon a change of control.

(10)       Includes 169,167 shares of common stock that are issuable upon the exercise of vested options, 11,250 shares issuable pursuant to options exercisable within 60 days of April 27, 2006, and 50,000 restricted shares of common stock which vest on the earlier of December 19, 2006 or upon a change of control.

(11)       Includes 37,500 shares of common stock that are issuable upon the exercise of vested options at April 27, 2006.

(12)       Includes 5,594,166 shares issuable upon the exercise of vested options, 40,416 shares issuable pursuant to options exercisable within 60 days of April 27, 2006, and 300,000 restricted shares of common stock which vest on the earlier of December 19, 2006 or upon a change of control held by all directors and all executive officers as a group.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the annual and long-term compensation for services to Citadel for Citadel’s chief executive officer and the other most highly compensated officers of Citadel who are executive officers of Citadel (the Named Executive Officers) during the periods presented. Such amounts do not necessarily reflect the compensation such persons will receive in the future.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation
Steven B. Solomon	2005	$225,000		$225,000	—	—		—	$33,660	(1)
Chief Executive Officer	2004	225,000		225,000	—	—		—	87,291	(2)
	2003	200,000		225,000	—	—		400,000	45,690	(3)

Richard Connelly	2005	185,000		—	—	$25,152	(4)	—	6,114	(5)
Chief Financial Officer	2004	185,000		75,000	—	—		—	14,876	(5)
	2003	150,000		60,000	—	—		50,000	8,572	(6)

Carl Banzhof	2005	175,000		—	—	25,152	(4)	50,000	10,664	(5)
Chief Technology Officer	2004	175,000		40,000	—	—		100,000	30,002	(7)
	2003	122,474		45,000	—	—		—	12,089	(6)

David Helffrich	2005	185,000		75,000	—	25,152	(4)	75,000	10,644	(5)
EVP - Development	2004	148,750		40,000	—	—		—	7,780	(5)

Robert Humphrey	2005	155,750	(8)	79,594	—	25,152	(4)	350,000	2,723	(5)
EVP - Chief Marketing Officer

(1)                                  Includes a car allowance of $11,400, compensation of $11,599 related to annual incentive award trip, and payments of $10,661 for life, health and disability insurance premiums including the income tax gross up on the payment of the premiums.

(2)                                  Includes a payment of $21,150 for unused vacation, a car allowance of $11,400, compensation of $29,758 related to annual incentive award trip, and payments of $24,983 for life, health and disability insurance premiums including the income tax gross up on the payment of the premiums.

(3)                                  Includes a payment of $15,513 for unused vacation, a car allowance of $11,400, and payments of $18,777 for life, health and disability insurance premiums.

(4)                                  Includes $25,152 for 50,000 shares of restricted common stock issued on December 19, 2005 and the related tax gross-up.

(5)                                  Includes payments of life, health and disability insurance premiums plus income tax gross up on the payment of the premiums.

(6)                                  Includes payments of life, health and/or disability insurance premiums.

(7)                                  Includes compensation of $9,547 related to annual incentive award trip and $20,455 for life, health and disability insurance premiums including income tax gross up on the payment of premiums.

(8)                                  Mr. Humphrey joined Citadel in February 2005 at an annual salary of $175,000. For fiscal year 2005, Mr. Humphrey was eligible for incentive compensation of $43,750 each quarter.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our Board of Directors, as a whole or through the Compensation Committee, makes determinations regarding salary levels and bonus opportunities for our executive officers, and performs all other compensation related functions. Prior to December 2005, members of the Board of Directors did not receive cash compensation for their service. Commencing in December 2005, Board members who are not employees of the Company will receive $5,000 per year, payable quarterly, for their service as directors.

Our compensation policy reflects a commitment to an executive compensation plan, which enables us to attract, retain and motivate highly qualified management professionals. Our compensation philosophy is to directly align executive compensation with the financial performance of the organization. We believe that the relationship between executive compensation and our performance will create benefit for all stockholders.

The executive compensation program has been developed by the Board using various factors which include historical earnings, and review of industry competition executive compensation plans. The key elements of the executive compensation program are base salary, annual bonus and stock options and restricted stock grants.

The Board reviews and approves each element of our executive compensation program and periodically assesses the effectiveness of the program as a whole. This program covers the Chief Executive Officer, the other Named Executive Officers and all other executive officers. Specifically, the Board approves the salaries of all executive officers, the grants of stock options to executive officers, and the provision of any special benefits or perquisites to executive officers.

The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual’s sustained performance and cumulative contribution. Each executive officer’s individual performance is reviewed to arrive at merit increase determinations. These merit increases are then reviewed within the context of the total merit increase budget to determine reasonableness.

The option grants are designed to reward executive officers and other key employees directly for appreciation in the long-term price of our stock. The plan directly links the compensation of executive officers to gains by the stockholders and encourages executive officers to adopt a strong stockholder orientation in their work. The option grants also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of our stock.

With the understanding that the value (if any) of stock options is based on future performance, we base stock option grants on levels of expected value for long-term incentive grants among other companies and other comparable corporate employers. The Board periodically reviews the practices, grant levels and grant values of other companies to ensure the plan continues to meet our objectives.

Miscellaneous benefits offered to executive officers are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to executive officers are largely the same as those offered to the general employee population.

The Board believes the executive compensation program is adequate to accomplish the program’s goals of attracting, retaining, and motivating highly qualified management professionals. The Board believes the executive compensation program is fair to both the executive officers and Citadel Security Software.

Joe M. Allbaugh

Chris A. Economou

Major General (Ret.) John Leide

The foregoing Compensation Committee Report on Executive Compensation shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROVISIONS

We have entered into an employment agreement with Mr. Solomon, our Chief Executive Officer. The annual base salary payable to Mr. Solomon was $225,000 and the employment agreement provides for an annual bonus of $225,000. The employment agreement has an initial term of five years and is renewable for one year terms following the initial term unless terminated. The Company has agreed to pay a bonus to the executive equal to the aggregate exercise price of approximately $1,592,000 of the vested options in the event of a change in control. If Mr. Solomon is terminated for any reason other than for cause, he is entitled to a severance payment equal to three times his annual base salary and up to three times his bonus.

We have entered into an employment agreement with Mr. Connelly, our Chief Financial Officer. The annual base salary payable to Mr. Connelly was $150,000 as of April, 2003, with a bonus or other extraordinary compensation payable at the discretion of the Board of Directors. The Board approved a pay increase to begin in February 2004 to $185,000 and bonus component for 2003 of $60,000. A bonus of $75,000 was awarded and approved by the Board for 2004. The employment agreement has an initial term of three years and is renewable for one year terms following the initial term unless terminated. The Company has agreed to pay a bonus to the executive equal to the aggregate exercise price of approximately $64,000 related to 50,000 options granted in September 2003 in the event of a change in control. If Mr. Connelly is terminated for any other reason other than for cause he is entitled to a severance payment equal to one half of his annual base salary.

In December, 2005, our Board of Directors approved change of control agreements with each of Messrs. Carl Banzhof, Richard Connelly, Robert Dix, David Helffrich, Robert Humphrey, and Randy Schirman (the “Executives”). The agreements provide for payments of six months of the Executive’s annual base salary in the event of certain terminations of employment following a change of control of the Company, and a payment of one year’s annual base salary in the event the Executive remains employed with the Company or its successor on the first anniversary of the date of the agreement, following a change of control. We also entered into an agreement with our Chief Executive Officer, Mr. Solomon, which provides for payment of three times Mr. Solomon’s annual base salary and gross up payments for taxes related to severance benefits and option exercises following a change in control.

STOCK OPTIONS GRANTED DURING 2005

The following table sets forth each grant of stock options during 2005 to each of the Named Executive Officers. No stock appreciation rights were granted during the fiscal year. Each of the options has a ten-year term, subject to earlier termination in the event the holder ceases providing services to us.

The percentage numbers are based on an aggregate of 2,724,000 options granted to our employees during 2005, including officers. The exercise price was equal to the fair market value of our common stock as valued on the Nasdaq Capital Market. The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. We may also finance the option exercise by accepting a full recourse note from the optionee, except officers and directors prohibited under the Sarbanes-Oxley Act of 2002, equal to the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

OPTION/SAR GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS

Name	Number Of Securities Underlying Options Granted		Percent Of Total Options Granted to Employees In 2005	Exercise Price	Expiration Date
				($/Sh)
Steven B. Solomon	—		—	—	—
Richard Connelly	—		—	—	—
Carl Banzhof	50,000	(1)	1.84%	$0.93	7/20/2015
Robert Humphrey	300,000	(2)	11.01%	$1.85	2/10/2015
Robert Humphrey	25,000	(3)	0.92%	$1.85	2/10/2015
Robert Humphrey	25,000	(4)	0.92%	$1.85	2/10/2015
David Helffrich	25,000	(2)	0.92%	$1.81	2/11/2015
David Helffrich	50,000	(1)	1.84%	$0.93	7/20/2015

(1)	Options become exercisable quarterly in equal amounts over one year.
(2)	Options become exercisable one-third after one year and the remaining two-thirds quarterly in equal amounts over the following two years.
(3)	Options were immediately exercisable.
(4)	Options became exercisable on 8/10/05, six months after the grant date.

OPTION EXERCISES DURING 2005 AND YEAR-END OPTION VALUES

The following table reports information regarding stock option exercises during fiscal 2005 and outstanding stock options held at the end of fiscal 2005 by our Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number Of Securities Underlying Unexercised Options At Fiscal Year- End (Exercisable/ Unexercisable)	Value Of Unexercised In-The- Money Options At Fiscal Year- End (Exercisable/ Unexercisable)(1)
Steven B. Solomon	0	$ 0	3,650,000 / 0	$0 / $0

Robert Humphrey	0	$ 0	50,000 / 300,000	$0 / $0

Richard Connelly	50,000	$ 24,000(2)	425,000 / 0	$0 / $0

Carl Banzhof	0	$ 0	312,500 / 62,500	$0 / $0

David Helffrich	0	$ 0	127,498 / 107,502	$0 / $0

(1)                                  Based on closing market price of $0.31 per share on the NASDAQ on December 30, 2005.

(2)                                  Calculated as the number of shares multiplied by the difference between the exercise price and the market value of the common stock on the exercise date. These shares have not been sold by Mr. Connelly.

2002 STOCK INCENTIVE PLAN

The Board of Directors adopted the 2002 Stock Incentive Plan in May 2002. The plan authorizes the Board or a committee, which administers the plan, to grant stock options, stock appreciation rights, restricted stock and deferred stock awards to our officers, other key employees and consultants.

A total of 1,500,000 shares of common stock were initially reserved for issuance under the terms of the 2002 Stock Incentive Plan. In 2004, the Company’s Board of Directors and stockholders approved amendments to the Plan, including an increase in the shares of common stock reserved for issuance thereunder by 1,500,000 shares of common stock to an aggregate of 3,000,000 shares. In the event of any sale of assets, merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the stock, the Board or committee may make an equitable substitution or adjustment in the aggregate number of shares reserved for issuance under the plan. The Company had 2,327,000 stock option awards outstanding and 335,776 shares available for grant under the 2002 Stock Incentive Plan at December 31, 2005.

Option Grants

The 2002 Stock Incentive Plan permits the granting of incentive stock options, as defined by the Internal Revenue Code, and nonqualified stock options. Incentive stock options may only be granted to our employees. The term of any stock option is set by the Board or committee, but cannot exceed ten years in the case of incentive stock options. Stock options become exercisable, in full or in installments, for shares of common stock at the time determined by the Board or committee, but generally a stock option will not be exercisable prior to three months from the date of the grant of a stock option. The exercise price per share of stock options is determined by the Board or committee at the time of grant, but must be equal to 100% of the fair market value of our common stock on the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted in conjunction with nonqualified stock options granted under the 2002 Stock Incentive Plan to our officers, employees and consultants. Stock appreciation rights may only be exercised at such time and to the extent the underlying options are exercisable. These stock appreciation rights entitle the holder, upon exercise of the stock appreciation right, to receive an amount in any combination, of cash or our unrestricted common stock equal in value to the excess of the fair market value on the date of exercise of the stock appreciation rights of one share of our common stock over the exercise price per share of the connected stock option multiplied by the number of shares for which the stock appreciation right is exercised. Each stock appreciation right will terminate upon the termination of the related option.

Restricted Stock Awards

The Board or committee may also award non-transferable restricted shares of our common stock to our officers and key employees. Such restricted shares will be subject to such conditions and restrictions as the Board or committee may determine. The Board or committee will determine to whom restricted shares will be granted, the number of shares to be awarded, the price, if any, to be paid by the recipient, the times within which such awards may be subject to forfeiture and all other conditions of the award. During the restriction period set by the Board or committee, the recipient may not sell, transfer, pledge or assign restricted shares awarded to the recipient under the 2002 Stock Incentive Plan. If a recipient of restricted stock terminates employment for any reason other than death, disability or retirement prior to the end of the restriction period determined by the Board or committee, the participant will forfeit all shares still subject to restriction in exchange for the amount, if any, that the participant paid for them. We had 400,000 restricted stock awards outstanding under the 2002 Stock Incentive Plan at December 31, 2005.

Deferred Stock Awards

Deferred stock awards may be made under the 2002 Stock Incentive Plan by the Board or committee to any of our officers, key employees and consultants it determines. These awards entitle the recipient to receive unrestricted shares without any payment in cash or property in one or more installments at a future date or dates, as determined by the Board or committee. Each deferred stock award will be confirmed by and subject to the terms of a deferred stock award agreement executed by us and the recipient and may generally not be sold, assigned, transferred, pledged or otherwise encumbered during the period specified by the Board or committee. Receipt of deferred stock may be conditioned on such matters as the Board or committee may determine, including continued employment or attainment of performance goals. All rights under a deferred stock award will generally terminate upon the participant’s termination of employment prior to the receipt of unrestricted shares.

Executive Compensation Conversion Stock Options

Under the 2002 Stock Incentive Plan, each year the Chairman of the Board of Directors or the Board or committee will designate those executives eligible to convert salary and bonus to stock options for the next year. These eligible executives may then, prior to the beginning of the next calendar year, elect to convert up to 25% of their next year’s salary and 25% of their next year’s bonus (in either 5% or $10,000 increments) into stock options under the plan. On the last day of each calendar year, the total amount of salary, bonus and compensation an eligible executive elected to convert into stock options for that calendar year will be converted into stock options. The number of shares of common stock subject to stock options that are converted from salary, bonus or compensation will be the total dollar amount an eligible executive has elected to convert into stock options divided by the per share value of a stock option on the last day of that year, as determined by the Board or committee using any recognized option valuation model it selects. Options converted from salary, bonus or compensation are generally exercisable, cumulatively, as to 10% commencing on each of the first through tenth anniversaries of the day the option is converted. The exercise price per share of common stock under stock options obtained by conversion of salary, bonus or compensation will, at the election of the holder of the option prior to the year for which the option is converted from salary, bonus or cash, be either 100% of the fair market value on the last day of the year when the option is obtained or a lesser percentage determined by the Board or committee from time to time, but not less than 75% of the fair market value on the last day of the year when the option is obtained.

Change of Control

The 2002 Stock Incentive Plan provides that in the event of a change of control of Citadel, unless otherwise determined by the Board or committee prior to the change of control, and, to the extent expressly provided by the Board or committee, in the event of a potential change of control, the following will occur:

•                  Any stock appreciation rights and any stock options that are not previously exercisable and vested will become fully exercisable and vested;

•                  The restrictions and deferral limitations on restricted stock and deferred stock awards will lapse and these shares and awards will become fully vested; and

•                  The value of all outstanding stock options, stock appreciation rights, restricted stock and deferred stock awards will, to the extent determined by the Board or committee, be settled on the basis of the change of control price as of the date the change of control occurs.

Directors’ Compensation

Citadel reviews its compensation arrangements for directors from time to time and may alter these arrangements. Prior to December 2005, directors received no cash compensation for services as a director or as a member of a committee of Citadel’s board, and after December 2005, directors who are not employees of the Company will receive cash compensation of $5,000 per year, payable quarterly, for services as a director. Citadel will reimburse each director for out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

We may, in our discretion, grant stock options and other equity awards to our non-employee directors under our equity incentive plan. Our outside directors hold options to purchase an aggregate of 875,000 shares of our common stock at a weighted average exercise price per share of $1.69. Options held by these directors were granted at the fair market value of our common stock as of the date of grant as determined by our board of directors. We issued 25,000 shares of restricted stock to each of our outside directors in December 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time-to time in 2005, the Company’s CEO, Steven B. Solomon, advanced funds to the Company to meet short-term working capital needs. The total amount advanced during 2005 was approximately $881,000, all of which was repaid to the CEO prior to December 31, 2005, except for approximately $81,000 reimbursed to the CEO in January 2006. The Company’s CEO has committed to advance the Company up to three million dollars in funding should it be necessary for short term working capital needs through March 2007. The terms and conditions of any advance to the Company from the CEO will be established by the Company’s Board of Directors.

As part of the spin off transaction in May 2002, Citadel entered into a transition services agreement with CT Holdings, its former parent. The agreement provides that CT Holdings and Citadel provide each other services in such areas as information management and technology, sharing of office space, personnel and indirect overhead expenses, employee benefits administration, payroll, financial accounting and reporting, claims administration and reporting, and other areas where CT Holdings and Citadel may need transitional assistance and support. The transition services agreement provides generally that each of Citadel and CT Holdings will undertake to provide substantially the same level of service and use substantially the same degree of care as their respective personnel provided and used in providing such services prior to the execution of the agreement. The agreement generally extends for a one year term, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In August 2005, the Board of Directors approved the extension of the transition services agreement until May 2006. Initially, CT Holdings agreed to pay Citadel a monthly fee of $20,000, subject to adjustment on a quarterly basis. The fee was adjusted to $7,500 per month beginning in May 2004, and further adjusted to $10,000 per quarter in August 2005. The Company believes that the terms and conditions of the transition services agreement are as favorable to Citadel as those available from unrelated parties for a comparable arrangement. At December 31, 2005 and 2004 the Company has recorded amounts due from CT Holdings pursuant to the transition services agreement of $595,000 and $530,000, respectively. Due to the uncertainty of collection the Company has expensed the fees to general and administrative expense on a monthly basis as incurred.

In April 2003, a CT Holdings legal claim associated with a lawsuit was settled for $225,000 in cash. Citadel advanced $225,000 to CT Holdings in return for a demand note payable bearing interest at 12% per year and a release for any potential claims pertaining to the CT Holdings litigation. Since CT Holdings has a significant cash deficiency and stockholder’s deficit this demand note receivable was fully reserved in the second quarter of 2003 as there can be no assurance that this note will be collected. At December 31, 2005, interest receivable of $76,857 was also fully reserved.

During the years ended December 31, 2005, the Company incurred legal fees in the amount of approximately $263,000, to a law firm in which an attorney (who is a partner and who was a former CT Holdings’ employee) is a relative of Citadel’s CEO.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected KBA Group LLP, an independent registered public accounting firm, to audit our financial statements for fiscal 2006. KBA Group LLP has served as Citadel’s independent registered public accounting firm since 2002. We are asking the stockholders to ratify the appointment of KBA Group LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. KBA Group LLP was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by KBA Group LLP. We anticipate that a member of KBA Group LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Vote required

If a quorum is present and voting, the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is necessary to ratify the appointment of KBA Group LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Board recommendation

The Board recommends that you vote “FOR” the ratification of appointment of KBA Group LLP as the Company’s independent registered public accounting firm.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services KBA Group LLP provided during fiscal years 2005 and 2004:

(1)                Audit Fees:

Fees for audit services provided by KBA Group LLP and its predecessor total approximately $126,000 for 2005 and approximately $112,000 for 2004, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and review of registration statements.

(2)                Non-Audit Related Fees:

KBA Group LLP did not bill the Company any non-audit related fees during 2005 or 2004.

(3)                Tax Fees:

KBA Group LLP did not bill the Company any tax fees during 2005 or 2004.

(4)                All Other Fees:

KBA Group LLP did not bill the Company any other fees during 2005 or 2004.

(5)                Audit Committee’s Pre-Approval Policies and Procedures

(i)                   The audit committee of the board of directors approves the scope of services and fees of the independent Registered Public Accounting Firm on an annual basis, generally prior to the beginning of the services.

(ii)                The audit committee of the board of directors reviews approved 100% of the fees for the services above.

REPORT OF THE AUDIT COMMITTEE

April 28, 2006

The Audit Committee of the Board of Directors is comprised of three directors: Chris A. Economou, Major General (Ret.) John Leide, and Mark Rogers. All of the Audit Committee members are independent as that term is defined in the rules of the Nasdaq Stock Market. All members of the Audit Committee are financially literate as that qualification has been interpreted by the Company’s Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise. In July 2005, the Board of Directors, after review and deliberation, determined that Mark Rogers is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 401. Mr. Rogers is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and continues to serve as the audit committee financial expert.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of Citadel as of and for the year ended December 31, 2005 with Company management and KBA Group LLP, the independent registered public accounting firm for the Company. The Audit Committee received the written disclosures and the letter from KBA Group LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with KBA Group LLP any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee reviewed and discussed with KBA Group LLP all communications required by auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in Citadel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Chris A. Economou

Major General (Ret.) John Leide

Mark Rogers

The foregoing Audit Committee Report shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

COMPARISON OF STOCKHOLDER RETURN

The following graph shows a comparison of cumulative total returns from May 21, 2002 through December 31, 2005 for our common stock, the NASDAQ Computer Index, and the Russell 2000 Index, each of which assumes an initial value of $100 and reinvestment of dividends. The information presented in the graph and table begins on May 21, 2002, consistent with the earliest applicable trading prices for the Company's securities, and is as of December 31 for each year presented.

Comparison of Cumulative Total Returns

	May-02	Dec-02	Dec-03	Dec-04	Dec-05
Citadel Security Software	100.00	219.61	745.10	509.80	60.78
Russell 2000 Index	100.00	78.05	114.93	135.99	142.19
NASDAQ Computer Index	100.00	79.38	119.19	123.07	126.45

Pursuant to the SEC’s proxy rules, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph are not deemed filed with the SEC and are not deemed incorporated by reference into any filings with the SEC. Performance for 2005 reflects a December 30, 2005 closing market price on the NASDAQ Stock Market of $0.31.

Stockholder proposals and nominations for the 2006 annual meeting

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2007 Annual Meeting must be received by the Secretary of the Corporation by December 31, 2006. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail — return receipt requested. Shareholders who intend to present a proposal at the 2007 Annual Meeting without including such proposal in the Corporation’s proxy statement must provide the Secretary of the Corporation notice of such proposal no later than March 15, 2007. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Corporation at Two Lincoln Centre, Suite 1600, 5420 LBJ Freeway, Dallas, Texas 75240, U.S.A. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

ANNUAL REPORT

A copy of the 2005 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to the Secretary of the Company, Two Lincoln Centre, Suite 1600, 5420 LBJ Freeway, Dallas, Texas 75240, U.S.A. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Corporation on June 5, 2006. Exhibits to the Form 10-K will be mailed upon similar request and payment of specific fees. The 2005 Form 10-K with exhibits is also available through the Securities and Exchange Commission’s website (www.sec.gov).

PLEASE READ THIS ENTIRE DOCUMENT. As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and/or information statements and other information with the SEC. Reports, proxy statements and other information we file can be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov, on our web site at www.citadel.com. A copy of any public filing is also available, at no charge, by contacting Steven B. Solomon at 214-520-9292.

By Order of the Board of Directors

Steven B. Solomon, Secretary

Dallas, Texas
June 15, 2006

PROXY

CITADEL SECURITY SOFTWARE INC.
Annual Meeting of Shareholders to be held on July 27, 2006
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Steven B. Solomon and Richard Connelly, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes them to represent and to vote all shares of stock of Citadel Security Software Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of Citadel Security Software Inc. (the “Meeting”) to be held on July 27, 2006, at 9:00 a.m. local time, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

The Board Recommends a Vote For the Listed Nominees in Item 1.

1. Election of Directors Nominees: Joe M. Allbaugh and Mark Rogers as Class 2 Directors to serve until our 2009 Annual Shareholder Meeting
Joe M. Allbaugh	FOR ☐	AGAINST ☐	ABSTAIN ☐
Mark Rogers	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board Recommends a Vote For Item 2.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal to ratify the appointment of KBA Group LLP, as Citadel’s independent registered public accounting firm for the current fiscal year.

After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the shares being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

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